Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 30, 2021 with respect to the consolidated financial statements of Oaktree Real Estate Income Trust, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020 in the Post-Effective Amendment No. 11 to the Registration Statement (Form S-11 No. 333-223022) and related Prospectus of Oaktree Real Estate Income Trust, Inc. for the registration of up to $2,000,000,000 in shares of its common stock.

/s/ Ernst & Young

Los Angeles, California

April 16, 2021